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                                                                    EXHIBIT 16.1














March 22, 2002


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir or Madam:

We have read Item 4 included in the Form 8-K dated March 22, 2002 of Tom Brown, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

Arthur Andersen LLP







cc:    Mr. Daniel G. Blanchard
       Chief Financial Officer
       Tom Brown, Inc.